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                                                                    EXHIBIT 23.1









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2000, except for note 2, which is as of June 28, 2000, relating to the financial statements and financial statement schedule, which appears in Ford Motor Company's Current Report on Form 8-K dated June 28, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Detroit, Michigan
October 30, 2000